UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

MVP REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-180741	45-4963335
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12730 High Bluff Drive, Suite 110, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 17, 2016, MVP REIT, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Meeting").  A quorum was present at the Meeting in accordance with The Company's Bylaws. The immediately following chart sets forth the number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to the sole matter voted upon by the stockholders.

Proposal – Election of Directors

At the Meeting, the following individuals were elected to the Company's Board of Directors to serve until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, by the following vote:

Director Nominees	For	Against	Abstain	Broker Non-Votes
Robert J. Aalberts	6,070,554	62,277	130,320	(0)
John E. Dawson	6,063,912	72,480	126,759	(0)
Daryl C. Idler, Jr.	6,077,232	55,599	130,320	(0)
Shawn Nelson	6,059,298	69,317	134,536	(0)
Nicholas Nilsen	6,047,840	78,313	136,998	(0)
Michael V. Shustek	6,079,218	53,814	130,119	(0)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVP REIT, INC.

Date: November 17, 2016	By:	/s/ Michael V. Shustek
	Name	Michael V. Shustek
	Title:	Chief Executive Officer